                                                                   Exhibit 99.2

                           SECOND AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                           dated as of March 28, 2003
                                 by and between

           WESTPOINT STEVENS INC., as Seller and as Initial Servicer,

                                       and

                    WPS RECEIVABLES CORPORATION, as Purchaser

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I         AGREEMENT TO PURCHASE AND SELL..................................................................6
                  1.1      Agreement to Purchase and Sell.........................................................6
                  1.2      Timing of Purchases....................................................................6
                  1.3      Consideration for Purchases............................................................7
                  1.4      No Recourse............................................................................7
                  1.5      No Assumption of Obligations Relating to
                           Receivables, Related Assets or Contracts...............................................7
                  1.6      True Sales.............................................................................7
                  1.7      Savings Clause.........................................................................7
                  1.8      Addition of Sellers....................................................................7
                  1.9      Termination of Status as a Seller......................................................8

ARTICLE II        CALCULATION OF PURCHASE PRICE...................................................................9
                  2.1      Delivery of Reports....................................................................9
                  2.2      Calculation of Purchase Price..........................................................9
                  2.3      Definitions and Calculations Related to Purchase Price Percentage.....................10

ARTICLE III       PAYMENT OF PURCHASE PRICE; SERVICING, ETC......................................................10
                  3.1      Purchase Price Payments...............................................................10
                  3.2      The WPS Finco Note....................................................................12
                  3.3      Application of Collections and Other Funds............................................12
                  3.4      Servicing of Receivables and Related Assets...........................................13
                  3.5      Payments and Computations, Etc........................................................13

ARTICLE IV        CONDITIONS TO PURCHASES........................................................................14
                   4.1     Conditions Precedent to Initial Purchase..............................................14
                   4.2     Certification as to Representations and Warranties....................................14
                   4.3     Effect of Payment of Purchase Price...................................................14

ARTICLE V         REPRESENTATIONS AND WARRANTIES.................................................................15
                   5.1     Representations and Warranties of Seller..............................................15
                   5.2     Representations and Warranties of WPS Finco...........................................20

ARTICLE VI        GENERAL COVENANTS OF SELLER....................................................................20
                   6.1     Affirmative Covenants.................................................................20
                   6.2     Reporting Requirements................................................................23
                   6.3     Negative Covenants....................................................................25

ARTICLE VII       ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT
                  OF THE TRANSFERRED ASSETS......................................................................28
                  7.1      Rights of WPS Finco...................................................................28
                  7.2      Responsibilities of Seller............................................................28

                  7.3      Further Action Evidencing Purchases...................................................29
                  7.4      Collection of Receivables; Rights of WPS Finco and Its Assignees......................30

ARTICLE VIII      TERMINATION....................................................................................31
                  8.1      Termination by Seller.................................................................31
                  8.2      Automatic Termination.................................................................31

ARTICLE IX        INDEMNIFICATION................................................................................31
                  9.1      Indemnities by Seller.................................................................31
                  9.2      Contribution..........................................................................33

ARTICLE X         MISCELLANEOUS..................................................................................33
                  10.1     Amendments; Waivers, Etc..............................................................33
                  10.2     Notices, Etc..........................................................................34
                  10.3     Cumulative Remedies...................................................................34
                  10.4     Binding Effect; Assignability; Survival of Provisions.................................34
                  10.5     Governing Law.........................................................................35
                  10.6     Costs, Expenses and Taxes.............................................................35
                  10.7     Consent to Jurisdiction; Waiver of Immunities.........................................35
                  10.8     Waiver of Jury Trial..................................................................36
                  10.9     Integration...........................................................................36
                  10.10    Execution in Counterparts.............................................................36
                  10.11    Acknowledgment and Consent............................................................36
                  10.12    No Partnership or Joint Venture.......................................................37
                  10.13    No Proceedings........................................................................37
                  10.14    Severability of Provisions............................................................38
                  10.15    Recourse to WPS Finco.................................................................38
                  10.16    Confirmation and Ratification of Terms................................................38

                                   ATTACHMENTS

Appendix A             Definitions

Exhibit 3.2            Form of WPS Finco Note

Schedule 5.1(f)        Litigation and Other Proceedings

Schedule 5.1(n)        Chief Executive Office of Seller; Offices of Seller Where
                       Records Are Maintained; Locations of Returned Goods

Schedule 5.1(o)        Lock-Boxes; Lock-box Banks and Accounts; Concentration
                       Banks and Accounts

Schedule 5.1(q)        Legal Names

           SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         THIS SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Purchase Agreement"), dated as of March 28, 2003, is made by and between WESTPOINT STEVENS INC., a Delaware corporation, in its capacity as seller (in such capacity, "Seller"), WESTPOINT STEVENS INC., a Delaware corporation, in its capacity as initial servicer (in such capacity, "WestPoint"), and WPS RECEIVABLES CORPORATION, a Delaware corporation, as purchaser ("WPS Finco"). Except as otherwise specifically provided herein, capitalized terms used in this Purchase Agreement have the meanings ascribed to such terms in Appendix A hereto, and this Purchase Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of Appendix A.

                               W I T N E S S E T H

         WHEREAS, Seller and WPS Finco entered into a First Amended and Restated Receivables Purchase Agreement, dated as of October 31, 2001 (as amended, the "Existing Purchase Agreement"), pursuant to which Seller agreed to sell Receivables that it owned on October 31, 2001 and from time to time thereafter owned, to WPS Finco, and WPS Finco agreed to purchase such Receivables from Seller from time to time;

         WHEREAS, WPS Finco, as transferor, WestPoint, as initial servicer, Blue Ridge Asset Funding Corporation, as transferee ("Blue Ridge"), Wachovia Bank, N.A., as administrator ("Administrator"), and North American Capacity Insurance Company, as insurer, entered into a First Amended and Restated Asset Interest Transfer Agreement, dated as of October 31, 2001, as amended (the "AITA"), pursuant to which WPS Finco agreed to sell Receivables that it owned on October 31, 2001 and from time to time thereafter owned, to Blue Ridge, and Blue Ridge agreed to purchase such Receivables from WPS Finco from time to time;

         WHEREAS, WPS Finco has entered or is about to enter into financing arrangements with Congress Financial Corporation (Southern), a Georgia corporation, in its capacity as agent (in such capacity, "Agent") for Lenders (as hereinafter defined), and the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and, collectively, "Lenders"), pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to WPS Finco as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Agent, The CIT Group/Commercial Services, Inc., as co-agent, Lenders, WPS Finco and WestPoint (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, WPS Finco continues to own all Receivables outstanding as of the close of business on the date hereof and previously conveyed by Seller to WPS Finco pursuant to the

Existing Purchase Agreement (such Receivables, the "Previously Transferred Receivables"); and

         WHEREAS, WPS Finco will use the initial proceeds of the loans provided by Agent and Lenders to WPS Finco under the Loan Agreement to pay the purchase price to repurchase the interests of Administrator, Blue Ridge and Insurer, as existing secured parties under the AITA, in the Previously Transferred Receivables and Related Assets;

         WHEREAS, the parties hereto have agreed to amend and restate the Existing Purchase Agreement in its entirety, subject to the terms and conditions hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                         AGREEMENT TO PURCHASE AND SELL

         1.1 Agreement to Purchase and Sell. On the terms and subject to the conditions set forth in this Purchase Agreement (including the conditions to purchases set forth in Article IV hereof), Seller agrees to sell, transfer, assign, set over and otherwise convey, and does hereby sell, to WPS Finco, and WPS Finco agrees to purchase, and does hereby purchase, from Seller, at the times set forth in Section 1.2 hereof, all of Seller's right, title and interest in, to and under:

                  (a) each Receivable of Seller that exists and is owing to Seller as at the closing of Seller's business on the Effective Date (other than the Previously Transferred Receivables),

                  (b) each Receivable created by Seller that arises during the period from and including the closing of Seller's business on the Effective Date until, but excluding, the Purchase Termination Date, and

                  (c)      all Related Assets.

         1.2      Timing of Purchases.

                  (a) Effective Date Purchases. All of the Transferred Assets of Seller, other than the Previously Transferred Receivables (which have been previously transferred to WPS Finco) existing at the closing of its business on the Effective Date automatically (and without further action by any Person) shall be sold to WPS Finco on the Effective Date.

                  (b) Regular Purchases. Except to the extent otherwise provided in Section 8.2 hereof, after the closing of Seller's business on the Effective Date until the closing of Seller's business on the Business Day immediately preceding the Purchase Termination Date, each Receivable and the Related Assets of Seller shall be deemed to have been sold to WPS Finco pursuant hereto immediately (and without further action by any Person) upon the creation of such Receivable.

         1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Purchase Agreement, WPS Finco agrees to make Purchase Price payments to Seller in accordance with Article III hereof.

         1.4 No Recourse. Except as specifically provided in this Purchase Agreement, the sale and purchase of Transferred Assets under this Purchase Agreement shall be without recourse to Seller; it being understood that Seller shall be liable to WPS Finco for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Purchase Agreement, all of which obligations are limited so as not to constitute recourse to Seller for the credit risk of the Obligors.

         1.5 No Assumption of Obligations Relating to Receivables, Related Assets or Contracts. Neither WPS Finco, nor Servicer, nor any of their respective assigns, shall have any obligation or liability to any Obligor or other customer or client of Seller (including any obligation to perform any of the obligations of Seller under any Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed hereunder by WPS Finco, Servicer, or any of their respective assigns, and any such assumption is expressly disclaimed.

         1.6 True Sales. Seller and WPS Finco intend the transfers of Receivables hereunder to be true sales by Seller to WPS Finco that are absolute and irrevocable and that provide WPS Finco with the full benefits of ownership of the Receivables, and neither Seller nor WPS Finco intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from WPS Finco to Seller.

         1.7 Savings Clause. If, notwithstanding the intention of the parties expressed in Section 1.6 hereof, the conveyance by Seller to WPS Finco of Receivables hereunder shall be characterized as a secured loan and not a sale, this Purchase Agreement shall constitute a security agreement under the UCC and other applicable law. For this purpose, Seller hereby grants WPS Finco a duly perfected, first priority security interest in all of Seller's right, title and interest in, to and under the Receivables and the Related Assets, this Purchase Agreement and all proceeds of any thereof, to secure the timely payment and performance by Seller of all amounts owing to WPS Finco hereunder and any other obligations owing to WPS Finco hereunder. In the event this Purchase Agreement shall be characterized as a security agreement and upon a default by Seller hereunder, WPS Finco and its assignees shall have, in addition to the rights and remedies which they may have under this Purchase Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative and may be exercised alternatively, successively or concurrently on any one or more occasions.

         1.8 Addition of Sellers. Any Subsidiary of WestPoint may become an additional Seller hereunder and sell its accounts receivable and property of the types that constitute Receivables and Related Assets hereunder to WPS Finco if Agent (on behalf of itself and Lenders) consents to such addition. WestPoint and its Subsidiary that is proposed to be added as a Seller shall give to WPS Finco and Agent no less than forty-five (45) days' prior written notice of the effective date of the addition of such Subsidiary as a Seller, and such Subsidiary shall provide Agent (on behalf of itself and Lenders) with reasonable access to its officers and to its books, records and accounting systems to enable Agent to conduct a due diligence review of the accounts receivable and accounting systems of such Subsidiary. Upon Agent granting its consent to the proposed addition, such addition shall become effective on the first Business Day following the date on which the Subsidiary and the parties hereto shall have executed and delivered such agreements, instruments and other documents and such amendments or other modifications to the Transaction Documents, in form and substance reasonably satisfactory to WPS Finco and Agent, that WPS Finco or Agent reasonably determines are necessary or appropriate to effect such addition.

         1.9      Termination of Status as a Seller.

                  (a) At any time when more than one Person is a Seller, a Seller (other than WestPoint) may terminate its obligation to sell its Receivables and Related Assets to WPS Finco if:

                           (i)      such Seller (a "Terminating Seller") shall
have given WPS Finco no less than thirty (30) days' prior written notice of such Seller's intention to terminate such obligations;

                           (ii)     an Authorized Officer of the Terminating
Seller shall have certified that the termination by the Terminating Seller of its status as a Seller will not have a Material Adverse Effect;

                           (iii)    as of the date of such termination by the
Terminating Seller and after giving effect thereto, Excess Availability shall have been not less than $5,000,000 for each of the immediately preceding thirty
(30) consecutive days;

                           (iv)     both immediately before and after giving
effect to such termination by the Terminating Seller, no Default or Event of Default shall have occurred and be continuing or shall reasonably be expected to occur.

                  (b) Any termination by a Seller pursuant to Section 1.9(a) shall become effective on the first Business Day that follows the day on which the requirements of foregoing clauses (a)(i) through (a)(iv) shall have been satisfied (or such later date specified in the notice or certificate referred to in such clauses). Any termination by a Seller pursuant to Section 1.9(a) shall terminate such Seller's right and obligation to sell Receivables and Related Assets hereunder to WPS Finco and WPS Finco's agreement, with respect to such Seller, to purchase such Receivables and Related Assets; provided, however, that such termination shall not relieve such Seller of any of its other Seller Obligations, to the extent such Seller Obligations relate to Receivables (and Related Assets with respect thereto) originated by such Seller prior to the effective date of such termination.

                  (c) The right and obligation of a Seller (other than WestPoint) to sell its Receivables and Related Assets to WPS Finco shall terminate immediately if such Seller ceases to be a Subsidiary of WestPoint; provided, however, that such termination shall not relieve such Seller of any of its other Seller Obligations, to the extent such Seller Obligations relate to Receivables (and Related Assets with respect thereto) originated by such Seller prior to the effective date of such termination.

                                   ARTICLE II
                          CALCULATION OF PURCHASE PRICE

         2.1 Delivery of Reports. Servicer shall deliver to WPS Finco, Seller and Agent with respect to WPS Finco's purchases of Receivables from Seller the following documents:

                  (a) on the Effective Date, a Monthly Receivables Report with respect to WPS Finco's purchases of Receivables from Seller that are to be made on the Effective Date, duly completed and executed by the chief financial officer, treasurer or controller of Servicer (including a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding month) and an aging of accounts receivable;

                  (b) as soon as possible after the last day of each week (but in any event by the close of business in Atlanta, Georgia on the first Tuesday after the end of each week or if such day is not a Business Day, then the immediately following Business Day), or more frequently as Agent may request at any time that a Default or Event of Default shall exist or have occurred and be continuing, an Interim Receivables Report for the immediately preceding week, duly completed and executed by the chief financial officer, treasurer or controller of Servicer; and

                  (c) as soon as possible after the end of each fiscal month (but in any event by the close of business in Atlanta, Georgia on the tenth (10th) day after the end of each such fiscal month), or more frequently as Agent may request at any time a Default or Event of Default shall exist or have occurred and be continuing, a Monthly Receivables Report for the immediately preceding month, duly completed and executed by the chief financial officer, treasurer or controller of Servicer (including a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding month) and an aging of accounts receivable.

         2.2 Calculation of Purchase Price. On each day when Receivables are purchased by WPS Finco from Seller pursuant to Article I hereof, the "Purchase Price" to be paid to Seller on such day (in the case of the Effective
Date), or on the next Business Day for the Receivables and Related Assets that are to be sold by Seller on such day, shall be determined in accordance with the following formula:

                  PP =     AUB x PPP

                  where:

                  PP = the aggregate Purchase Price for the Receivables and Related Assets purchased from Seller on such day,

                  AUB = the "Aggregate Unpaid Balance" of the Receivables that are to be purchased from Seller on such day. For purposes of this calculation,

                           "Aggregate Unpaid Balance" shall mean (i) for purposes of calculating the Purchase Price to be paid to Seller on the Effective Date, the sum of the Unpaid Balances of each Receivable generated by Seller, as measured as at the closing of Seller's business on the Effective Date, and (ii) for purposes of calculating the Purchase Price to be paid to Seller on each Business Day thereafter, the sum of the Unpaid Balances of each Receivable to be purchased from Seller on such day, calculated at the time of such Receivable's generation and sale to WPS Finco, and

                PPP = the Purchase Price Percentage applicable to the Receivables purchased from Seller on such day, as determined pursuant to Section 2.3 hereof.

         2.3      Definitions and Calculations Related to Purchase Price
Percentage.

                  (a) "Purchase Price Percentage" for the Receivables to be sold by Seller on any day shall mean the percentage determined in accordance with the following formula:

                PPP =      100% - PD

                where:

                PPP = the Purchase Price Percentage in effect on such day, and

                PD  =      the Purchase Discount (expressed as a percentage),
                           which shall mean for any day, an amount, calculated in good faith by WPS Finco, equal to the product of
                           (i) the sum of (A) the LIBOR Rate, and (B) 5%, and
                           (ii) a fraction, the numerator of which is the estimated maturity period of the Receivables and the denominator of which is 360, determined pursuant to subsection (b) below.

                  (b) The Purchase Price Percentage and the Purchase Discount shall be recomputed by Servicer on the first Business Day of each fiscal month, and such recomputed amounts shall be used for purposes of calculating the Purchase Price payable to Seller for Receivables sold to WPS Finco through the end of such fiscal month.

                                   ARTICLE III
                   PAYMENT OF PURCHASE PRICE; SERVICING, ETC.

         3.1      Purchase Price Payments.

                  (a) On the Effective Date and on the Business Day following each day on which any Receivables are purchased from Seller by WPS Finco pursuant to Article I hereof, on the terms and subject to the conditions of this Purchase Agreement, WPS Finco shall pay to Seller the Purchase Price for the Receivables and Related Assets purchased on such day, by WPS Finco from Seller by (i) making a cash payment to Seller to the extent that WPS Finco has cash available to make such payment pursuant to Section 3.3 hereof and (ii) automatically increasing the principal amount outstanding under Seller's WPS Finco Note by the amount of the excess of the Purchase Price to be paid to Seller for such Receivables and Related Assets over the amount of any cash payment made on such day to Seller.

                  (b)      If on any day,

                           (i)      the Unpaid Balance of any Receivable sold to
WPS Finco by Seller is:

                                    (A)      reduced as a result of any
                                             defective, rejected or returned
                                             merchandise or services, any cash
                                             discount, incorrect billings, price
                                             rollbacks, freight charge
                                             discrepancies or any other
                                             adjustment by Seller or any
                                             Affiliate thereof, or as a result
                                             of any tariff or other governmental
                                             or regulatory action, or

                                    (B)      reduced or canceled as a result of
                                             a setoff in respect of any claim by
                                             the Obligor thereof (whether such
                                             claim arises out of the same or a
                                             related or an unrelated
                                             transaction), or

                                    (C)      reduced on account of the
                                             obligation of Seller or any
                                             Affiliate thereof to pay to the
                                             related Obligor any rebate or
                                             refund, or

                                    (D)      less than the amount reported in
                                             the applicable Monthly Receivables
                                             Report or Interim Receivables
                                             Report (for any reason other than
                                             such Receivable being paid by the
                                             Obligor thereof or becoming a
                                             Defaulted Receivable), or

                           (ii)     the representations and warranties made by
Seller in Section 5.1(k) hereof with respect to such Receivable were not true when made, then, the Purchase Price payable to Seller on the next Business Day or Days shall be reduced as follows (such reduction, a "Non-Complying Receivables and Dilution Adjustment"):

                                    (A)      in the case of clause (i) above, in
                                             the amount of such reduction or
                                             cancellation or the difference
                                             between the actual Unpaid Balance
                                             and the amount reported in the
                                             applicable Monthly Receivables
                                             Report, as applicable; and

                                    (B)      in the case of clause (ii) above,
                                             in the amount of the Unpaid Balance
                                             of such Receivable.

                  (c) If, on any day on or after the Purchase Termination Date, there is a positive Noncomplying Receivables and Dilution Adjustment and the principal amount of the WPS Finco Note has been reduced to zero (or Seller no longer holds the WPS Finco Note), Seller shall pay to WPS Finco in cash the amount of such Noncomplying Receivables and Dilution Adjustment on the next succeeding Business Day.

                  (d) If a Non-Complying Receivables and Dilution Adjustment is made pursuant to

Section 3.1(b)(ii) hereof in connection with any rejected or returned merchandise, then immediately upon the making of such Non-Complying Receivables and Dilution Adjustment, such rejected or returned merchandise shall be deemed to be sold by WPS Finco back to Seller without further action.

         3.2      The WPS Finco Note.

                  (a) Concurrently herewith, WPS Finco has delivered to Seller an Amended and Restated Non-Negotiable Promissory Note, substantially in the form of Exhibit 3.2 hereto, payable to the order of Seller, which note is subordinated to the extent set forth therein to all payments arising under or in connection with the Loan Agreement and the other Financing Agreements (such promissory note, as the same may be further amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, the "WPS Finco Note"). The WPS Finco Note is payable in full on the date that is eighteen (18) months after the Maturity Date. The WPS Finco Note bears interest at a rate per annum equal to the Prime Rate in effect on the most recent Reporting Date. WPS Finco may prepay all or part of the outstanding balance of the WPS Finco Note from time to time without any premium or penalty, unless such prepayment would result in a default in WPS Finco's payment of any other amount required to be paid by it under any Transaction Document and so long as such prepayment is permitted under the Loan Agreement. The WPS Finco Note supersedes and replaces the Non-Negotiable Promissory Note, dated October 31, 2001, by WPS Finco payable to the order of Seller (the "Existing Note"), but does not extinguish or constitute payment of, the obligations, liabilities and indebtedness evidenced through or arising thereunder or in respect thereof. WPS Finco hereby acknowledges that it is indebted to Seller for interest through the date hereof under the Existing Note and for interest accruing thereunder from and after the date hereof. Neither the amendment and restatement contained in the WPS Finco Note nor WestPoint's acceptance of the WPS Finco Note or other actions contemplated by this Purchase Agreement, the Loan Agreement or any of the other Financing Agreements shall, in any manner, be construed to constitute payment of, or impair, limit or extinguish the indebtedness arising under or evidenced by the Existing Note or constitute a novation with respect thereto.

                  (b) Servicer shall hold the WPS Finco Note for the benefit of Seller, and shall make all appropriate recordkeeping entries with respect to the WPS Finco Note or otherwise to reflect the payments on and adjustments thereto. Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the WPS Finco Note at any time. Seller hereby irrevocably authorizes Servicer to mark the WPS Finco Note "CANCELED" and to return the WPS Finco Note to WPS Finco upon the final payment thereof.

         3.3 Application of Collections and Other Funds. If, on any day, WPS Finco receives (a) Collections that it is not required to hold in trust for, or remit to, Servicer or Agent pursuant to the Loan Agreement or (b) during a Cash Dominion Period, proceeds of Loans pursuant to the Loan Agreement, WPS Finco shall apply such funds, to the extent otherwise permitted under the Loan Agreement, as follows:

                           (i)      first, to pay its existing expenses and to
set aside funds for the payment of expenses that are then accrued;

                           (ii)     second, to repay any then outstanding and
unpaid Servicer Advances made during the immediately preceding month;

                           (iii)    third, to pay the Purchase Price pursuant to
Section 3.1 hereof for Receivables and Related Assets purchased by WPS Finco from Seller on the Effective Date or in the applicable Reporting Period, as the case may be;

                           (iv)     fourth, to repay amounts owed by WPS Finco
to Seller under the WPS Finco Note; and

                           (v)      fifth, to declare and pay dividends to
Seller to the extent permitted by law.

         3.4 Servicing of Receivables and Related Assets. Consistent with WPS Finco's ownership, as between the parties to this Purchase Agreement, of the Receivables and the Related Assets, WPS Finco shall have the sole right to service, administer and collect the Receivables, to assign such right and to delegate such right to others. Without limiting the generality of Section 10.11 hereof, Seller hereby acknowledges and agrees that WPS Finco shall assign to Agent (for the benefit of itself and Lenders) the rights and interests granted by Seller to WPS Finco hereunder and agrees to cooperate fully with Servicer and Agent in the exercise of such rights. As more fully described in Section 7.4(b) hereof and in the Loan Agreement, Agent may only exercise such rights in the place of WPS Finco (as assignee or otherwise) following the designation of a Servicer other than WestPoint pursuant to Section 6.3 of the Loan Agreement or upon the occurrence of a Default or an Event of Default and for so long as the same is continuing.

         3.5 Payments and Computations, Etc. All amounts to be paid by Seller to WPS Finco hereunder shall be paid in accordance with the terms hereof no later than 2:00 p.m. (New York time) on the day when due in U.S. Dollars in immediately available funds to an account that WPS Finco (or Agent as assignee of WPS Finco) shall from time to time specify in writing. Payments received by WPS Finco after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Seller shall, to the extent permitted by law, pay to WPS Finco, on demand, interest on all amounts not paid when due hereunder at a rate of one (1%) percent per annum above the interest rate on the WPS Finco Note in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                                   ARTICLE IV
                             CONDITIONS TO PURCHASES

         4.1 Conditions Precedent to Initial Purchase. The effectiveness of this Purchase Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of the Loan Agreement and each other Transaction Document to be executed on the Effective Date (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Purchase Agreement) shall have been fulfilled to the satisfaction of WPS Finco, and (ii) WPS Finco shall have received (or in the case of subsection (i) below, shall have delivered) each of the following, on or before the Effective Date, each (unless otherwise indicated) dated the Effective Date and each in form and substance satisfactory to WPS Finco:

                  (a) Resolutions. A copy of the resolutions of the Board of Directors of Seller approving this Purchase Agreement and the other Transaction Documents to be delivered by Seller hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be required by WPS Finco, certified by its Secretary or Assistant Secretary, each as of a recent date acceptable to WPS Finco;

                  (b) Good Standing Certificate of Seller; Certificates as to Foreign Qualification of Seller. A good standing certificate for Seller, issued by the Secretary of State its State of incorporation, the States where its principal place of business and chief executive offices are located, each dated as of a recent date;

                  (c) Incumbency Certificate. A certificate of the Secretary or Assistant Secretary of Seller certifying, as of the date of this Purchase Agreement, the names and true signatures of the officers authorized on Seller's behalf to sign this Purchase Agreement and the other Transaction Documents to be delivered by Seller hereunder;

                  (d) Other Transaction Documents. Original copies, executed by each of the parties thereto in such reasonable number as shall be specified by WPS Finco, of each of the other Transaction Documents to be executed and delivered in connection herewith; and

                  (e) Opinions of Counsel. The following opinions of Sutherland, Asbill & Brennan, LLP, special Georgia counsel to Seller, each in form and substance satisfactory to WPS Finco and Agent, as to (i) general corporate matters, (ii) non-consolidation issues, and (iii) true sale issues.

         4.2 Certification as to Representations and Warranties. Seller, by accepting the Purchase Price paid for each purchase of Receivables generated by Seller and the Related Assets of Seller, shall be deemed to have certified, with respect to the Receivables and Related Assets to be sold by it on such day, that its representations and warranties contained in Article V hereof (excluding, with respect to any day after the Effective Date, Section 5.1(i) hereof) are true and correct on and as of such day, with the same effect as though made on and as of such day.

         4.3 Effect of Payment of Purchase Price. Upon the payment of the Purchase Price

(whether in cash or by an increase in the WPS Finco Note pursuant to Section 3.1 hereof) for any Purchase, title to the Receivables and the Related Assets included in such Purchase shall rest in WPS Finco, whether or not the conditions precedent to such Purchase were in fact satisfied; provided, however, that WPS Finco shall not be deemed to have waived any claim it may have under this Purchase Agreement for the failure by Seller in fact to satisfy any such condition precedent.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of Seller. In order to induce WPS Finco to enter into this Purchase Agreement and to make purchases hereunder, Seller hereby makes the representations and warranties set forth in this Section
5.1 at the times and to the extent set forth in Section 4.2 hereof.

                  (a) Organization and Good Standing. Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. Seller had at all relevant times, and now has, all necessary power, authority, and legal right to own and sell the Receivables and the Related Assets.

                  (b) Due Qualification. Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirement), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and where the failure so to qualify, to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals could reasonably be expected to have a Material Adverse Effect.

                  (c)      Power and Authority; Due Authorization. Seller has
(i) all necessary corporate power and authority to (A) execute and deliver this Purchase Agreement and the other Transaction Documents to which it is a party,
(B) perform its obligations under this Purchase Agreement and the other Transaction Documents to which it is a party, and (C) sell and assign Receivables and the Related Assets on the terms and subject to the conditions herein and therein provided, (ii) duly authorized by all necessary corporate action such sale and assignment and the execution, delivery, and performance of this Purchase Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Purchase Agreement and the other Transaction Documents to which it is a party and (iii) duly executed and delivered this Purchase Agreement and each other Transaction Document to which it is a party.

                  (d) Valid Sale; Binding Obligations. Each sale made by Seller pursuant to this Purchase Agreement constitutes a valid sale, transfer, and assignment of all of Seller's right, title and interest in, to and under the Receivables and the Related Assets of Seller to WPS Finco which is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, Seller and free and clear of any Adverse Claim (other than any Adverse Claim arising solely as a result of any action taken by WPS Finco hereunder (or by Agent on behalf of itself and Lenders under the Loan Agreement); and this Purchase Agreement constitutes, and each other Transaction Document to which Seller is a party constitutes, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Purchase Agreement and the other Transaction Documents to be signed by Seller and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under,
(A) the Certificate of Incorporation or the Bylaws of Seller or (B) any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Assets other than pursuant to this Purchase Agreement and the other Transaction Documents, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule, or regulation applicable to Seller or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency, or other Governmental Authority having jurisdiction over Seller or any of its properties, which conflict, violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (f) Litigation and Other Proceedings. Except as described in Schedule 5.1(f) hereto, (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of Seller, threatened against Seller before any court, regulatory body, arbitrator, administrative agency, or other tribunal or Governmental Authority and (ii) Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, that, in the case of each of the foregoing clauses (i) and (ii), (A) asserts the invalidity of, or otherwise applies to, this Purchase Agreement or any other Transaction Document, (B) seeks to prevent the sale of any Receivables or Related Assets by Seller to WPS Finco, or the consummation of any of the transactions contemplated by this Purchase Agreement or any other Transaction Document, (C) seeks any determination or ruling that would materially and adversely affect the performance by Seller of its obligations under this Purchase Agreement or any other Transaction Document or the validity or enforceability of this Purchase Agreement or any other Transaction Document, (D) seeks to affect adversely the income tax attributes of the purchases hereunder or Seller Assignment Certificate, in the case of each of the foregoing whether under the United States federal income tax system or any state income tax system, or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations, could reasonably be expected to have a Material Adverse Effect.

                  (g) Bulk Sales Act. No transaction contemplated by this Purchase Agreement or any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

                  (h) Government Approvals. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by Seller, and all notices to and filings with any Governmental Authority that are required to be made by Seller, in the case of each of the foregoing in connection with the conveyance of Receivables and Related Assets or the due execution, delivery and performance by Seller of this Purchase Agreement or any other Transaction Document to which it is a party, and the consummation of the transactions contemplated by this Purchase Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or to make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                  (i) Financial Condition. WestPoint hereby represents that all financial statements relating to WestPoint and its Subsidiaries which have been or may hereafter be delivered by WestPoint and its Subsidiaries to WPS Finco or Agent have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of WestPoint and its Subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by WestPoint and its Subsidiaries to WPS Finco or Agent prior to the date of this Purchase Agreement or as otherwise disclosed to WPS Finco or Agent prior to the date of this Purchase Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Seller since the date of the most recent audited financial statements furnished by or on behalf of Seller to WPS Finco or Agent prior to the date of this Purchase Agreement.

                  (j) Margin Regulations. No funds obtained by Seller under this Purchase Agreement will be used (i) for a purpose that violates or will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (k)      Quality of Title.

                           (i)      Immediately before each purchase to be made
by WPS Finco hereunder, each Receivable and Related Asset of Seller which is then to be transferred to WPS Finco hereunder or thereunder, and the related Contracts, shall be owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by WPS Finco hereunder or by Agent on behalf of itself and Lenders under the Loan Agreement); and Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of WPS Finco and its successors in such Receivables and Related Assets against all creditors of, and purchasers from, Seller.

                           (ii)     Whenever WPS Finco makes a purchase
hereunder, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority ownership interest in each Transferred Asset, free and clear of any Adverse Claim (other than any Adverse

Claim arising solely as the result of any action taken by WPS Finco hereunder or by Agent on behalf of itself and Lenders under the Loan Agreement).

                           (iii)    No currently effective financing statement
or other instrument similar in effect that covers all or part of any Receivable, any interest therein or any Related Asset with respect thereto is on file in any recording office except such as may be filed (A) in favor of Seller in accordance with the Contracts, (B) in favor of WPS Finco pursuant to this Purchase Agreement, and (C) in favor of Agent for the benefit of itself and Lenders, in accordance with the Loan Agreement.

                           (iv)     No purchase of an interest in any Receivable
or Related Asset of Seller by WPS Finco from Seller constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

                           (v)      The purchase of Receivables and Related
Assets by WPS Finco from Seller constitutes a true and valid sale of such Receivables and Related Assets under applicable state law and true and valid assignments and transfers for consideration (and not merely a pledge of such Receivables and Related Assets for security purposes), enforceable against the creditors of Seller, and no Receivables or Related Assets transferred to WPS Finco hereunder shall constitute property of Seller.

                  (l) Eligible Accounts. On the date of each Receivables Report which identifies a Receivable as an Eligible Account, such Receivable is an Eligible Account.

                  (m) Accuracy of Information. All written information furnished prior to, on and after the Effective Date by Seller or any other WPS Person to WPS Finco, Servicer or Agent pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date such statement was made and in light of the circumstances under which such statements were made or such information was furnished.

                  (n) Offices; Jurisdiction of Organization. The principal place of business and chief executive office of Seller is located at the address set forth in Schedule 5.1(n) hereto, the offices where Seller keeps all Records and all Contracts, purchase orders and agreements related to the Receivables and the Related Assets (and all original documents relating thereto) are located at the addresses specified in Schedule 5.1(n) hereto and the jurisdiction of organization of Seller is the State of Delaware (or at such other locations or jurisdictions, notified to Servicer and Agent in accordance with Section 6.1(f) or 6.1(m) hereof, as applicable, in jurisdictions where all action required pursuant to Section 7.3 hereof has been taken and completed).

                  (o) Lock-Box Banks and Payment Instructions. The names and addresses of all Lock-Box Banks and the Concentration Bank, together with the account numbers of the Lock-Box Accounts and the Concentration Account at such Lock-Box Banks or Concentration

Bank (as applicable) are accurately identified on Schedule 5.1(o) hereto and will be specified in such notices as shall have been delivered thereafter pursuant to Section 6.3(c) hereof. Each lock-box identified on Schedule 5.1(o) hereto is maintained in the name of WPS Finco and is subject to a Deposit Account Control Agreement that is in full force and effect and exclusive dominion and control of each such lock-box has been transferred to WPS Finco (subject to the rights of Agent with respect thereto) and WPS Finco is the customer of the Lock-Box Banks and the Concentration Bank in connection therewith. Seller has instructed all Obligors to submit all payments on the Receivables and Related Assets directly to one of the Lock-Box Accounts. Seller has and maintains accounting, administrative and operating procedures that permit identification of the Collections.

                  (p) Compliance with Applicable Laws. Seller is in compliance in all respects with the requirements of all applicable laws, rules, regulations, and orders of all Governmental Authorities (federal, state, local or foreign, and including environmental laws), a violation of any of which, individually or in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

                  (q) Legal Names. During the past five years (i) Seller has not been known by or used any legal name other than its corporate name as of the date hereof, and (ii) Seller has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure. Seller uses no trade names or assumed names other than its actual corporate name and the trade names and assumed names set forth in
Schedule 5.1(q) hereto.

                  (r) Investment Company Act. Seller is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

                  (s) Taxes. Seller has filed or caused to be filed all material tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing, except any such taxes, assessments or charges (i) which are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and (iii) with respect to which no lien has been imposed upon any Receivables or Related Assets.

                  (t) Compliance with Credit and Collection Policy. With respect to each Receivable, Seller has complied in all material respects with the Credit and Collection Policy.

                  (u) Payments to Seller. With respect to each Receivable transferred to WPS Finco by Seller pursuant to this Purchase Agreement, Seller represents that the Purchase Price paid to it constitutes reasonably equivalent value in consideration for the Receivables originated by it and the Related Assets with respect thereto and such transfer was not made for or on account of antecedent debt.

                  (v) Ownership of WPS Finco. Seller owns, directly or indirectly, one hundred (100%) percent of the issued and outstanding capital stock of WPS Finco, free and clear of any

Adverse Claim (other than the liens created under (i) the Third Amended and Restated Stock Pledge Agreement, dated as of March 26, 2001, as amended, by and between Seller and Bank of America, N.A., as Trustee, and (ii) the Stock Pledge Agreement, dated as of June 29, 2001, as amended, among Seller, certain subsidiaries of Seller and Bankers Trust Company, as Administrative Agent). Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of WPS Finco.

                  (w) Material Agreements. The Agreements listed on Schedule B to the opinion of Sutherland, Asbill & Brennan, LLP of even date herewith are all of the material agreements relating to the financing of Seller.

         5.2 Representations and Warranties of WPS Finco. From the date hereof until the Purchase Termination Date, WPS Finco hereby represents and warrants that (a) (i) this Purchase Agreement has been duly executed and delivered by WPS Finco and (ii) constitutes WPS Finco's valid, binding and legally enforceable obligation, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Purchase Agreement does not violate any applicable law or any agreement to which WPS Finco is a party or by which its properties are bound.

                                   ARTICLE VI
                           GENERAL COVENANTS OF SELLER

         6.1 Affirmative Covenants. From the Effective Date until the later of the Purchase Termination Date and the date on which all Seller Obligations and WPS Finco Obligations shall have been finally and fully paid and performed, unless WPS Finco and Agent shall otherwise give its prior written consent, Seller hereby agrees that it will perform the covenants and agreements set forth in this Section 6.1.

                  (a) Compliance with Laws, Etc. Seller will comply with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Assets, the related Contracts and any other agreements related thereto), where the failure so to comply, individually or in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

                  (b) Preservation of Corporate Existence. Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could reasonably be expected to have a Material Adverse Effect.

                  (c) Receivables Reviews. From time to time as requested by Agent or WPS Finco, Seller will, at its cost and expense, upon reasonable prior notice from Agent or WPS Finco, or at any time and without notice if an Event of Default exists or has occurred and is continuing, permit Agent or WPS Finco or their respective designees to (i) have complete access to Seller's premises during normal business hours for the purposes of inspecting, verifying and auditing the Receivables and the Related Assets and all of Seller's books and records, including the Records, and discussing matters relating to the Receivables and the Related Assets or Seller's financial condition or performance hereunder or under any other Transaction Document or performance under any Contract, in each case, with any of the officers or employees of Seller having knowledge of such matters, (ii) meet with the independent auditors of Seller to review with such auditors the books and records of Seller with respect to the Receivables and Related Assets (including the Records) and (iii) without limiting the provisions of clauses (i) or (ii) above from time to time at the expense of Seller, permit certified public accountants or other third party auditors acceptable to Agent or WPS Finco to conduct a review of Seller's books and records with respect to the Receivables and Related Assets. Seller shall promptly furnish to Agent and WPS Finco such copies of such books and records or extracts therefrom as Agent or WPS Finco may in good faith request, and Agent, WPS Finco or their respective designees may use during normal business hours Seller's personnel, equipment, supplies and premises as may be reasonably necessary for any of the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of Related Assets.

                  (d) Keeping of Records and Books of Account. Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing its Receivables and Related Assets in the event of the destruction of the originals thereof pursuant to a system reasonably acceptable to WPS Finco and Agent and that is successfully tested periodically or otherwise at such time or times as WPS Finco or Agent may reasonably request), and shall keep and maintain, all documents, books, records and other information which, in the reasonable determination of WPS Finco and Agent, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables and the Related Assets (including, without limitation, records adequate to permit the daily identification of outstanding unpaid amounts owing by Obligor and related debit and credit details of the Receivables). Upon the request of WPS Finco or Agent made at any time after the occurrence and continuance of a Servicer Transfer Event, Seller will deliver copies of all books and records maintained pursuant to this Section 6.1(d) to Agent. Seller shall maintain at all times accurate and complete books, records and accounts relating to the Receivables, Related Assets and Contracts and all Collections thereon in which timely entries shall be made. Such books and records shall be marked to indicate the sales of all Receivables and Related Assets hereunder and shall include (i) all payments received and all credits and extensions granted with respect to such Receivables and (ii) the return, rejection, repossession, or stoppage in transit of any merchandise, the sale of which has given rise to a Receivable that has been purchased by WPS Finco.

                  (e) Performance and Compliance with Receivables and Contracts. Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements of Seller related to the Receivables and Related Assets, the breach of which provisions, covenants or promises could be reasonably expected to have a Material Adverse Effect.

                  (f) Location of Records and Offices. Seller will keep its principal place of business and chief executive office and the offices where it keeps its Records related to the

Receivables and the Related Assets (and all original documents relating thereto) at the addresses set forth on Schedule 5.1(n) hereto or at such other locations as Seller may establish after the date hereof within the continental United States provided Seller gives WPS Finco and Agent written notice of the opening of any such new location on or about the date of its opening (but in any event no later than five (5) Business Days' thereafter so long as no Default or Event of Default exists or has occurred and is continuing and no later than on the date of its opening if a Default or Event of Default exists or has occurred and is continuing) and all action required by Section 7.3 hereof shall have been taken and completed.

                  (g) Credit and Collection Policies. Seller will comply in all material respects with its Credit and Collection Policy in regard to each Receivable of Seller and the Related Assets and the Contracts related to each such Receivable, where the failure so to comply, individually or in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

                  (h) Separate Corporate Existence of WPS Finco. Seller hereby acknowledges that Agent and Lenders are entering into the transactions contemplated by the Loan Agreement in reliance upon WPS Finco's identity as a legal entity separate from Seller and the other WPS Persons. Therefore, from and after the date hereof until the first day following the Purchase Termination Date on which all Seller Obligations and WPS Finco Obligations shall have been fully paid and performed, Seller will, and will cause each other WPS Person to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of WPS Finco and that WPS Finco is not a division of Servicer, Seller or any other Person.

                  (i) Payment Instructions to Obligors. Seller will instruct all Obligors to submit all payments on all Receivables and Related Assets purchased by WPS Finco either (i) directly to one of the Lock-Box Accounts or (ii) directly to the Concentration Account. Seller will cause (i) all proceeds deposited directly to any Lock-Box Account to be transferred daily to the Concentration Account, and (ii) each such lock-box and Lock-Box Account and the Concentration Account to be maintained in the name of the WPS Finco and to be subject at all times to a Deposit Account Control Agreement that is in full force and effect. Seller shall not grant any Person, other than WPS Finco or Agent, dominion and control of any such lock-box or Lock-Box Account or the Concentration Account, or the right to take dominion or control of any lock-box or Lock-Box Account or the Concentration Account at a future time or upon the occurrence of a future event. Seller shall maintain accounting, administrative and operating procedures that permit identification of the Collections. Seller has not (i) granted any Person, other than Agent and WPS Finco as contemplated by this Purchase Agreement, any currently effective right of dominion and control of any such lock-box or Lock-Box Account or the Concentration Account, or the right to take dominion and control of any such lock-box or Lock-Box Account or the Concentration Account at a future time or upon the occurrence of a future event and (ii) entered into any currently existing agreement with any person other than Agent authorizing the bank at which any Lock-Box Account or the Concentration Account are maintained to comply with instructions from such other person as to the disposition of funds in or from the Lock-Box Accounts or the Concentration Account or with respect to any other dealings with any Lock-Box Account or the Concentration Account and no other person is, or may be deemed to be, the customer of the bank as to any Lock- Box Account or the Concentration Account.

                  (j) Taxes. Seller will file all tax returns and reports required by law to be filed by it, will accrue in accordance with GAAP for all taxes payable by it and will pay all taxes and governmental charges shown on such tax returns and reports to be owing by it, prior to the date on which penalties attach thereto except any such taxes or charges which (i) are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP have been set aside on their respective books and (iii) with respect to which no lien has been imposed upon any Receivables or Related Assets.

                  (k) Identification of Eligible Accounts. Seller will establish and maintain such procedures as are necessary for determining whether each Receivable qualifies as an Eligible Account as of the date of Purchase and thereafter as of each Reporting Date, and for identifying all Receivables sold or to be sold in that month which are not Eligible Accounts.

                  (l) Accuracy of Information. All written information furnished on and after the Effective Date by Seller or any other WPS Person to WPS Finco, Servicer or Agent pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date such statement was made and in light of the circumstances under which such statements were made or such information was furnished.

                  (m) Ownership Interest of WPS Finco. Seller shall take all necessary action to establish and maintain, in favor of WPS Finco or its assigns, a valid and perfected first priority undivided percentage ownership interest in all Receivables and the Related Assets to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of WPS Finco or its assigns (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect WPS Finco's or its assign's interest in such Receivables and Related Assets and such other action to perfect, protect or more fully evidence the interest of WPS Finco or its assigns as WPS Finco or its assigns may reasonably request).

         6.2 Reporting Requirements. From the Effective Date until the later of the Purchase Termination Date and the date on which all Seller Obligations and WPS Finco Obligations shall have been finally and fully paid and performed, Seller agrees that it will, unless WPS Finco and Agent, on behalf of itself and Lenders, shall otherwise give prior written consent, furnish to WPS Finco and Agent:

                  (a) Monthly Financial Statements. Within twenty (20) days after the end of each fiscal month, other than a fiscal month that is also the end of a fiscal quarter or the end of a fiscal year, and within thirty (30) days after the end of each fiscal month that is also the end of a fiscal quarter, other than a fiscal quarter that is also the end of a fiscal year, and within forty-five (45) days after the end of each fiscal month that is also the end of a fiscal year, as applicable, monthly unaudited consolidated financial statements of Seller and its Subsidiaries (including balance sheets, statements of income and loss and statements of cash flow, and on a quarterly basis, statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Seller and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer, treasurer or controller of Seller, subject to normal year-end adjustments and no footnotes;

                  (b) Annual Financial Statements. Within ninety five (95) days after the end of each fiscal year (or within one hundred twenty (120) days after the end of each fiscal year in the event Seller receives an extension of time from the Securities and Exchange Commission to file its annual report on Form 10-K for such fiscal year), audited consolidated financial statements of Seller and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Seller and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Seller and acceptable to WPS Finco and Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Seller and its Subsidiaries as of the end of and for the fiscal year then ended;

                  (c) Projections. At least twenty five (25) days after the end of each fiscal year, projected consolidated financial statements of WestPoint and its Subsidiaries (including in each case forecasted balance sheets, statements of income and loss and statements of cash flow), all in reasonable detail, for the then current fiscal year of WestPoint prepared on a monthly basis, together with a statement of all assumptions related thereto (which shall be fair and reasonable as of the date of preparation in view of current and reasonably foreseeable business conditions) and monthly projections of Senior Credit Facility Availability for the subsequent fiscal year, together with a statement of all assumptions related thereto (which shall be fair and reasonable as of the date of preparation in view of current and reasonably foreseeable business conditions), which projected financial statements and projections of availability shall be based on the reasonable, good faith opinion of WestPoint for the periods set forth therein (it being understood that actual results may differ from those set forth in such projections);

                  (d) Events of Default; Proceedings; Material Adverse Effect; ERISA Events. Seller shall notify WPS Finco and Agent immediately if at any time the Senior Credit Facility Availability is less than $75,000,000 or if there is any default or event of default under the Senior Credit Facility Agreement or any related agreements, the Subordinated Credit Facility Agreement or any related agreements or the Senior Notes or any related agreements (or any agreements relating to Indebtedness refinancing or replacing the Senior Notes). Seller shall promptly notify WPS Finco and Agent in writing of the details of
(i) any loss, damage, investigation, action, suit, proceeding or claim that if adversely determined could reasonably be expected to have a Material Adverse Effect, (ii) any order, judgment or decree entered against Seller or any of its properties or assets that could reasonably be expected to have a Material Adverse Effect, (iii) any ERISA Event, and (iv) the occurrence of any Default or Event of Default.

                  (e) Reports to Holders and Exchanges. In addition to the reports required by subsections 6.2(a) and (b) above, Seller shall promptly after the sending or filing thereof furnish or cause to be furnished to WPS Finco and Agent copies of all reports which Seller sends to its stockholders generally and copies of all reports and registration statements which Seller files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (f) Review of Receivables. As soon as available, Seller will furnish to WPS Finco and Agent copies of all reports relating to audits or reviews of the Receivables or the credit and collection policies or practices of Seller, whether prepared by Seller, WPS Finco or by an independent third party;

                  (g) Change in Business or Credit and Collection Policy. At least ten (10) Business Days prior to its effective date, Seller will furnish to WPS Finco and Agent notice of (i) any material change in the character of Seller's business, and (ii) any material change in the Credit and Collection Policy;

                  (h) Ratings. Within one (1) Business Day of obtaining knowledge thereof, Seller will furnish to WPS Finco and Agent notice of any downgrading or withdrawal of any rating of Seller's senior secured debt by any rating agency; and

                  (i) Other. Promptly, from time to time, (i) such other information, documents, records or reports respecting the Receivables or the Related Assets or (ii) such other publicly available information respecting the condition or operations, financial or otherwise, of Seller, in each case as WPS Finco or Agent may from time to time reasonably request in order to protect the interests of WPS Finco, Agent and Lenders under or as contemplated by this Purchase Agreement.

         6.3 Negative Covenants. From the Effective Date until the later of the Purchase Termination Date and the date on which all Seller Obligations and WPS Finco Obligations shall have been finally and fully paid and performed, unless WPS Finco and Agent shall otherwise give their prior written consent (which consent shall not be unreasonably withheld or delayed), Seller hereby agrees that it will perform the covenants and agreements set forth in this
Section 6.3.

                  (a) Sales, Liens, Etc. Except as otherwise provided herein or in the Loan Agreement, Seller will not (i) (A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person, (B) pledge any interest in, (C) grant, create, incur, assume or permit to exist any Adverse Claim to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection that covers, any Transferred Asset or any Contract related to any Receivable, or upon or with respect to any Lock-Box Account or Concentration Account or any interest therein, (ii) assign to any Person any right to receive income from or in respect of any of the foregoing or (iii) assert any interest in any Transferred Receivable or any Contract relating to any Receivable, except as Servicer. In the event that Seller fails to keep any Transferred Assets free and clear of any Adverse Claim (other than Adverse Claims arising hereunder or under the Loan Agreement, and other Adverse Claims permitted by any other Transaction Document), WPS Finco may or Agent on behalf of and for the account of WPS Finco may (without limiting its other rights with respect to Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release such Adverse Claim. WPS Finco and Agent hall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Article IX hereof. Alternatively, WPS Finco may deduct such expenditures as an offset to the Purchase Price owed to Seller hereunder.

                  (b) Extension or Amendment of Receivables; Change in Credit and Collection Policy or Contracts. Seller will not extend, amend or otherwise modify the terms of any Receivable or Contract in a manner that materially adversely affects the collectability of any Receivable or WPS Finco's or Agent's rights therein (except in its capacity as Servicer and then only to the extent permitted under Section 6.4(c) of the Loan Agreement) or (ii) make or permit to be made any change in the character of its business or in the Credit and Collection Policy that would, in either case, impair the collectability of any significant portion of the Receivables or otherwise adversely affect the interests or remedies of WPS Finco's or Agent's rights therein unless with respect to any material change in accounting policies relating to Receivables, such change is made in accordance with GAAP.

                  (c) Change in Payment Instructions to Obligors. Seller will not (i) add or terminate any bank as a Lock-Box Bank from those listed on
Schedule 5.1(o) hereto unless, prior to any such addition, termination or change WPS Finco and Agent shall have received not less than ten (10) Business Days' prior written notice of such addition or termination and, not less than ten (10) Business Days prior to the effective date of any such proposed addition, change or termination, WPS Finco and Agent shall have received (A) counterparts of the applicable type of Deposit Account Control Agreement with each new Lock-Box Bank, duly executed by such new Lock-Box Bank and all other parties thereto and
(B) copies of all other agreements and documents signed by such Lock-Box Bank and such other parties with respect to any new Lock-Box Account, all of which agreements and documents shall be reasonably satisfactory in form and substance to WPS Finco and Agent, or (ii) make any change in its instructions to Obligors, given in accordance with Section 5.1(o) hereof, regarding payments to be made to Seller or payments to be made to any Lock-Box Bank or the Concentration Account, other than changes in such instructions which direct Obligors to make payments to another Lock-Box Account or Concentration Account (as applicable) at such Lock-Box Bank or Concentration Bank.

                  (d) Mergers, Consolidations, Sales, etc. Except for mergers or consolidations permitted by the Loan Agreement, Seller will not be a party to any merger or consolidation or, except as permitted by the Loan Agreement, purchase, lease or otherwise acquire (in one transaction or in a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person). Seller will not, directly or indirectly, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets except as permitted by the Loan Agreement, or sell or assign, with or without recourse, any Receivables or Related Assets, in each case other than pursuant to this Purchase Agreement.

                  (e) Change in Name; Jurisdiction of Organization. Seller will not, nor will it permit WPS Finco to (i) change its corporate structure or its corporate name unless each of the following conditions is satisfied: (A) Agent shall have received not less than thirty (30) days prior written notice from Seller of such proposed change in its corporate name or the corporate name of WPS Finco, which notice shall accurately set forth the new name; and (B) Agent shall have received a copy of the amendment to the Certificate of Incorporation of Seller or WPS Finco providing for the name change certified by the Secretary of State of its jurisdiction of organization as soon as it is available or (ii) change its jurisdiction of organization.

                  (f) Certificate of Incorporation. Seller will not cause WPS Finco to amend its Certificate of Incorporation or Bylaws without the prior written consent of WPS Finco and Agent, which consent will not be unreasonably withheld or delayed.

                  (g) Amendments to Transaction Documents. Seller will not amend or otherwise modify or supplement any Transaction Document to which it is a party unless WPS Finco and Agent shall have given its prior written consent to each such amendment, modification or supplement, which consent shall not be unreasonably withheld or delayed.

                  (h) Accounting for Purchases. Seller shall prepare its financial statements in accordance with GAAP. Seller shall not prepare any financial statements which account for the transactions contemplated in this Purchase Agreement in any manner other than as a sale of the Purchased Assets by Seller to WPS Finco, or in any other respect account for or treat the transactions contemplated in this Purchase Agreement (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Transferred Assets by Seller to WPS Finco.

                  (i) Receivables Not to be Evidenced by Promissory Notes. Seller shall not take any action to cause or permit any Receivable to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of any such Receivable which is overdue provided that the original of such instrument is delivered to WPS Finco, duly endorsed.

                  (j) Deposits to Lock-Box Accounts and Concentration Account. Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or Concentration Account, any cash or cash proceeds other than Collections of Receivables. To the extent that any such funds nevertheless are deposited into any of such Lock-box Accounts or Concentration Account, Seller shall promptly identify any such funds, or shall cause such funds to be so identified, to WPS Finco, Servicer and Agent (following which notice, WPS Finco shall cause Servicer to return all such funds to Seller).

                                   ARTICLE VII
                  ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT
                            OF THE TRANSFERRED ASSETS

         7.1      Rights of WPS Finco.

                  (a) Subject to Section 7.4(b) hereof, Seller hereby authorizes WPS Finco, Servicer and/or their respective designees to take any and all steps in Seller's name and on behalf of Seller that WPS Finco, Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Transferred Assets, including endorsing the name of Seller on checks and other instruments representing Collections and enforcing such Receivables and Related Assets.

                  (b) Except as set forth in Section 3.1(c) hereof with respect to Noncomplying Receivables and Dilution Adjustments to the Purchase Price, WPS Finco shall have no obligation to account for, to replace, to substitute or to return any Transferred Asset to Seller. WPS Finco shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for such Purchased Assets.

                  (c) WPS Finco shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Assets, and all of WPS Finco's right, title and interest in, to and under this Purchase Agreement, on whatever terms WPS Finco shall determine, pursuant to the Loan Agreement or otherwise.

                  (d) WPS Finco shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

         7.2 Responsibilities of Seller. Anything herein to the contrary notwithstanding:

                  (a) Seller agrees to deliver directly to Servicer (for WPS Finco's account), within one Business Day after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for WPS Finco (or Agent as assignee of WPS Finco) and shall be maintained and segregated separate and apart from all other funds and moneys of Seller until delivery of such Collections to Servicer.

                  (b) Seller shall perform all of its obligations hereunder and under the Contracts related to the Receivables and Related Assets to the same extent as if such Receivables had not been sold hereunder, and the exercise by WPS Finco or its designee or assignee of WPS Finco's rights hereunder or in connection herewith shall not relieve Seller from any of its obligations under the Contracts or Related Assets related to the Receivables.

                  (c) Seller hereby grants to WPS Finco an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by WPS Finco (whether or not from Seller) in connection with any Transferred Asset.

                  (d) To the extent that Seller does not own the computer software that Seller uses to account for Receivables, Seller shall use reasonable efforts to provide WPS Finco and Agent with such licenses, sublicenses and/or assignments of contracts as WPS Finco or Agent shall require with regard to all services and computer hardware or software used by Seller that relate to the servicing of the Receivables or the Related Assets.

         7.3      Further Action Evidencing Purchases.

                  (a) Seller agrees that from time to time, at its expense, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase by WPS Finco of the Receivables and the Related Assets under this Purchase Agreement, or to enable WPS Finco to exercise or enforce any of its rights hereunder or under any other Transaction Document. Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that WPS Finco, Servicer or Agent may reasonably request in order to perfect, protect or more fully evidence such purchase of the Receivables and the Related Assets or to enable WPS Finco or Agent, on behalf of itself and Lenders, to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of WPS Finco, Seller will place on its computer systems and electronic records which store information relating to and evidencing the Receivables the following legend:

                  "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO WPS RECEIVABLES CORPORATION PURSUANT TO A SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF MARCH 28, 2003, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BETWEEN WESTPOINT STEVENS INC. AND WPS RECEIVABLES CORPORATION, AND A SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN AND IN SUCH RECEIVABLES PURCHASE AGREEMENT HAS BEEN GRANTED AND ASSIGNED TO CONGRESS FINANCIAL CORPORATION (SOUTHERN), AS AGENT ON BEHALF OF ITSELF AND CERTAIN LENDERS PURSUANT TO THE LOAN AND SECURITY AGREEMENT, DATED AS OF MARCH 28, 2003, AMONG WPS RECEIVABLES CORPORATION, AS BORROWER, WESTPOINT STEVENS INC., AS INITIAL SERVICER, CONGRESS FINANCIAL CORPORATION (SOUTHERN), AS AGENT, AND THE PARTIES THERETO AS LENDERS, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME."

In the event that any such records are printed and distributed or shown to any person other than WPS Finco or Agent, and other than customers in the ordinary course of the business of Seller consistent with current practices as of the date hereof, such legend shall be included with such printed records.

                  (b) Seller irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Transferred Assets naming Seller as seller/debtor, WPS Finco as buyer/secured party, and Agent as assignee of WPS Finco, as Agent may require, and including any other information with respect to Seller or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as Agent (as assignee of WPS Finco) may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Seller hereby ratifies and approves all financing statements naming Seller as seller/debtor, WPS Finco as buyer/secured party, and Agent as assignee of WPS Finco, with respect to the Transferred Assets (and any amendments with respect to such financing statements) filed by or on behalf of WPS Finco or Agent prior to the date hereof and ratifies and confirms the authorization of WPS Finco or Agent to file such financing statements (and amendments, if any). Seller hereby authorizes Agent to adopt on behalf of Seller any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Seller as seller/debtor, WPS Finco as buyer/secured party, and Agent as assignee of WPS Finco, includes assets and properties of Seller that do not at any time constitute Transferred Assets, the filing of such financing statement shall nonetheless be deemed authorized by Seller to the extent of the Transferred Assets included in such description and it shall not render the financing statement ineffective as to any of the Transferred Assets or otherwise affect the financing statement as it applies to any of the Transferred Assets. In no event shall Seller at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Seller as seller/debtor, WPS Finco as buyer/ secured party, and Agent as assignee of WPS Finco.

                  (c) Except for material performance obligations of Seller to any Obligor hereunder or under any of the Contracts, if (i) Seller fails to perform any of its agreements or obligations under this Purchase Agreement and does not remedy such failure within the applicable cure period, if any, and (ii) WPS Finco in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of WPS Finco under this Purchase Agreement, then WPS Finco or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of WPS Finco or its designee or assignee incurred in connection with such performance shall be payable by Seller as provided in Section 9.1 hereof.

         7.4      Collection of Receivables; Rights of WPS Finco and Its
Assignees.

                  (a) Seller hereby transfers to WPS Finco ownership of, and the exclusive dominion and control over, each of the Lock-Box Accounts owned by Seller, and Seller hereby agrees to take any further action that WPS Finco or Agent (as assignee of WPS Finco) may reasonably request in order to effect or complete such transfer.

                  (b) WPS Finco (or Agent as assignee of WPS Finco) may, at any time, direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Transferred Asset directly to Agent or its designees. Furthermore, Seller shall, at the request of WPS Finco or Agent and at Seller's expense, promptly give notice of Agent's interest in the Receivables of such Obligor and the Related Assets to each such Obligor and direct that payments be made directly to Agent or its designee, which notice shall be acceptable in form and substance to WPS Finco. In addition, Seller hereby authorizes WPS Finco and Agent as assignee of WPS Finco to take any and all steps in Seller's name and on behalf of Seller that are necessary or desirable, in the reasonable determination of WPS Finco (or Agent as assignee of WPS Finco), to collect all amounts due under any and all Transferred Assets, including endorsing Seller's name on checks and other instruments representing Collections and enforcing the Receivables, Related Assets and the Contracts related to such Receivables. Agent, on Lenders behalf, may exercise any of the foregoing rights in the place of WPS Finco (as assignee or otherwise) at any time following the designation of a Servicer other than WestPoint pursuant to
Section 6.3 of the Loan Agreement or at any time an Event of Default shall exist or have occurred and be continuing.

                  (c) At any time when (i) an Event of Default shall have occurred and remain continuing or (ii) a Servicer other than WestPoint has been designated pursuant to Section 6.3 of the Loan Agreement, Seller shall, at the request of WPS Finco (or Agent as assignee of WPS Finco), assemble all of the Records which evidence the Receivables and Related Assets originated by Seller and the Contracts related to such Receivables, or which are otherwise necessary or desirable to collect such Receivables or Related Assets, and make the same available to WPS Finco or Agent at a place selected by Agent or its designee.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination by Seller. Prior to the Termination Date, Seller may terminate its agreement to sell Receivables hereunder to WPS Finco by giving WPS Finco and Agent not less than thirty (30) Business Days' prior written notice of Seller's election not to continue to sell Receivables to WPS Finco. Upon receipt of a termination notice from Seller, WPS Finco shall so notify Agent as promptly as is practicable. The sale of Receivables under this Purchase Agreement will not cease until all Seller Obligations and WPS Finco Obligations shall have been finally and fully paid and performed.

         8.2 Automatic Termination. The agreement of Seller to sell Receivables hereunder, and the agreement of WPS Finco to purchase Receivables from Seller hereunder, shall terminate automatically as a result of a bankruptcy proceeding being filed by or against Seller or WPS Finco.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1      Indemnities by Seller.

                  (a) Without limiting any other rights which any RPA Indemnified Party (as defined below) may have hereunder or under applicable law, Seller severally agrees to indemnify WPS Finco, each of its successors, permitted transferees and assigns, and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called a "RPA Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by any of them arising out of or as a result of any of the following (all of the foregoing being collectively called "RPA Indemnified Losses"):

                           (i)      any representation or warranty made in
writing by Seller (or any of its Authorized Officers) under or in connection with any of the Transaction Documents, any Monthly Receivables Report, any Interim Receivables Report or any other information or report delivered by Seller or Servicer (for so long as Servicer is a WPS Person) shall have been false, incorrect or materially misleading when made or deemed made or omitted to state material facts necessary to make the statements made not misleading;

                           (ii)     the failure by Seller to comply with any
applicable law, rule or regulation with respect to any Receivable or any Related Asset or to comply with any Contract related thereto, or the nonconformity of any Receivable, the related Contract or any Related Assets with any such applicable law, rule or regulation;

                           (iii)    the failure to vest and maintain vested in
WPS Finco and its assigns a first priority perfected ownership interest in the Receivables, the Related Assets, the related Collections and the proceeds of each of the foregoing, free and clear of any Adverse Claim (other than an Adverse Claim created in favor of WPS Finco pursuant to this Purchase Agreement or in favor of Agent on behalf of itself and Lenders pursuant to the Loan Agreement), whether existing at the time of the sale of such Receivable or at any time thereafter;

                           (iv)     any failure of Seller to perform its duties
or obligations in accordance with the provisions of the Transaction Documents;

                           (v)      any products liability claim, personal
injury or property damage suit, environmental liability claim or any other claim or action by a party other than WPS Finco or a WPS Person of whatever sort, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Receivable or the Related Assets with respect thereto or Collections thereof;

                           (vi)     the failure to file, or any delay in filing,
financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or the Related Assets or Collections, whether at the time of any sale or at any subsequent time;

                           (vii)    any dispute, claim, offset or defense (other
than the discharge in bankruptcy) of an Obligor to the payment of any Receivable or Related Asset, or Related Asset, including a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (viii)   any tax or governmental fee or charge (other
than franchise taxes and taxes on or measured by the net income of WPS Finco or any of its assignees), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables or any Related Asset connected with any such Receivables or in any goods which secure any such Receivable or Related Asset;

                           (ix)     any transfer by Seller of any interest in
any Receivable other than the transfer of Receivables and related property by Seller to WPS Finco pursuant to this Purchase Agreement; and

                           (x)      any claim of breach by any Seller of any
related Contract with respect to any Receivable.

                  (b) Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that WPS Finco may have pursuant to the other provisions of this Purchase Agreement or the provisions of any of the other Transaction Documents), in no event shall any RPA Indemnified Party be indemnified for any RPA Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of such RPA Indemnified Party, (ii) to the extent the same includes losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to Seller for the amount of any Receivable or Related Asset not paid by the related Obligor, (iii) resulting from the action or omission of Servicer (unless Servicer is a WPS Person), (iv) to the extent that the same are or result from lost profits (except to the extent any such lost profits are incurred under Section 3.3 of the Loan Agreement), (v) to the extent the same are or result from taxes on or measured by the net income of such RPA Indemnified Party and (vi) to the extent the same constitute consequential, special or punitive damages (except to the extent any such consequential, special or punitive damages are actually imposed on an RPA Indemnified Party as a result of a claim brought by a third party).

         9.2 Contribution. If for any reason the indemnification provided in Section 9.1 hereof is unavailable to a RPA Indemnified Party or is insufficient to hold a RPA Indemnified Party harmless, then Seller shall contribute to the maximum amount payable or paid to such RPA Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such RPA Indemnified Party on the one hand and Seller on the other hand, but also the relative fault of such RPA Indemnified Party (if any) and Seller and any other relevant equitable considerations.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1     Amendments; Waivers, Etc.

                  (a) The provisions of this Purchase Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by WPS Finco and Seller (with respect to an amendment) or by WPS Finco (with respect to a waiver or consent by it) and consented to by Agent in writing. Any amendment, waiver or consent effected in accordance with the terms hereof shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure or delay on the part of WPS Finco, any RPA Indemnified Party, or Agent or any other third party beneficiary referred to in
Section 10.11(a) hereof in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by WPS Finco or Agent under this Purchase Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Purchase Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         10.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto given in accordance with this Section 10.2 and to Agent at the address or facsimile number set forth in the Loan Agreement or at such other address or facsimile number as shall be designated by Agent in a written notice to the other parties hereto given in accordance with this Section 10.2. Copies of all notices and other communications provided for hereunder shall be delivered to Agent at its address for notices set forth in the Loan Agreement. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         10.3 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Seller hereby authorizes WPS Finco, at any time and from time to time, to the fullest extent permitted by law, to set-off, against any obligations of WPS Finco to Seller that are then due and payable or that are not then due and payable by WPS Finco to Seller but have then accrued, any and all indebtedness or other obligations (i) at any time owing to WPS Finco by Seller or (ii) that are not then due and payable from WPS Finco to Seller but have then accrued.

         10.4 Binding Effect; Assignability; Survival of Provisions. This Purchase Agreement shall be binding upon and inure to the benefit of WPS Finco, Seller and their respective successors and permitted assigns. Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of WPS Finco and Agent (on behalf of itself and Lenders). This Purchase Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date on which all Seller Obligations and WPS Finco Obligations shall have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article V hereof and the indemnification and payment provisions of
Article IX hereof and Section 10.6 hereof shall be continuing and shall survive any termination of this Purchase Agreement and continue after the Purchase Termination Date.

         10.5 Governing Law. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF WPS FINCO IN THE RECEIVABLES AND THE RELATED ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF GEORGIA.

         10.6 Costs, Expenses and Taxes. In addition to the obligations of Seller under Article IX hereof, Seller, severally with respect to itself, agrees to pay on demand:

                  (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Purchase Agreement or the other Transaction Documents incurred by Agent, WPS Finco or any successor in interest to WPS Finco; and

                  (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery by Seller, and the filing and recording, of this Purchase Agreement or the other Transaction Documents, and agrees to indemnify each RPA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or the omission to pay such taxes and fees.

         10.7 Consent to Jurisdiction; Waiver of Immunities. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

                  (A) IT IRREVOCABLY (I) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY GEORGIA STATE COURT, IN EITHER CASE, SITTING IN FULTON COUNTY, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH GEORGIA STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING, (IV) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED FOR NOTICES HEREUNDER, AND (V) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (B) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL

PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

         10.8 Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS PURCHASE AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         10.9 Integration. This Purchase Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

         10.10 Execution in Counterparts. This Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         10.11    Acknowledgment and Consent.

                  (a) Seller acknowledges that, contemporaneously herewith, WPS Finco is transferring, assigning, setting over and otherwise conveying to Agent a security interest in and lien on the outstanding Receivables and Related Assets sold by Seller to WPS Finco from time to time pursuant to this Purchase Agreement. Seller hereby consents to the transfer, assignment, set over and conveyance to Agent by WPS Finco and all of WPS Finco's rights, remedies, powers and privileges, and all claims of WPS Finco against Seller, under or with respect to this Purchase Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Purchase Agreement or otherwise available at law or in equity), including (i) the right of WPS Finco, at any time, to enforce this Purchase Agreement against Seller and the obligations of Seller hereunder, and (ii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Purchase Agreement, any other Transaction Document or the obligations in respect of Seller thereunder to the same extent as WPS Finco may do; provided, that, Agent shall have no obligation or liability to Seller as a result of such transfer, assignment, set over and conveyance. Each of the parties hereto acknowledges and agrees that Agent and Lenders are third party beneficiaries of the rights of WPS Finco arising hereunder and under the other Transaction Documents to which Seller is a party. Seller agrees not to assert against Agent, as assignee, any claim or defense which Seller may at any time have or claim to have against WPS Finco and acknowledges that Agent has no notice of any such claim or defense as of the date hereof. Seller acknowledges that Agent and Lenders are relying upon the representations and agreements by Seller contained herein in connection with the financing arrangements provided by Agent and Lenders to WPS Finco. Seller hereby acknowledges and agrees that it has no claim to or interest in any of the Lock-Box Accounts or the Concentration Account.

                  (b) Seller hereby agrees to execute all agreements, instruments and documents, and to take all other action, that WPS Finco or Agent reasonably determines is necessary or appropriate to evidence its consent described in subsection (a) above. To the extent that WPS Finco, individually or through Servicer, has granted or grants powers of attorney to Agent under the Loan Agreement, Seller hereby grants a corresponding power of attorney on the same terms to Agent.

                  (c) Seller hereby acknowledges and agrees that WPS Finco, in all of its capacities, shall assign to Agent for the benefit of itself and Lenders such powers of attorney and other rights and interests granted by Seller to WPS Finco hereunder and agrees to cooperate fully with Agent in the exercise of such rights.

                  (d) Seller and WPS Finco each hereby acknowledges that if, notwithstanding the intention of the parties expressed in Section 1.6 hereof, the conveyance by Seller to WPS Finco of Receivables hereunder shall be characterized as a secured loan and not a sale and/or this Purchase Agreement shall be characterized as a security agreement, and upon a default by Seller hereunder, Agent (as assignee of WPS Finco) shall have, in addition to the rights and remedies which it may have under this Purchase Agreement and the other Transaction Documents, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative and may be exercised alternatively, successively or concurrently on any one or more occasions, and in the event of an Insolvency Proceeding with respect to Seller, Agent is irrevocably authorized to: (i) enforce and vote claims comprising any of the Seller Obligations either in its own name or the name of WPS Finco, by proof of debt, proof of claim, suit or otherwise; (ii) collect any assets of Seller distributed, divided or applied by way of dividend or payment, or any securities issued, on account of any of the Seller Obligations and apply the same, or the proceeds of any realization upon the same, that Agent in its discretion elects to accept, to any WPS Finco Obligations; (iii) vote claims comprising any of the Seller Obligations to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and/or (iv) take generally any action in connection with any such Insolvency Proceeding which WPS Finco might otherwise take.

         10.12 No Partnership or Joint Venture. Nothing contained in this Purchase Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

         10.13 No Proceedings. Seller hereby agrees that it will not institute against WPS Finco or Agent, or join any other Person in instituting against WPS Finco or Agent, any Insolvency Proceeding so long as any WPS Finco Obligations shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such WPS Finco Obligations shall have been outstanding. The foregoing shall not limit the right of Seller to file any claim in or otherwise take any action with respect to any Insolvency Proceeding that was instituted against WPS Finco or Agent by any Person other than Seller or any other WPS Person.

         10.14 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Purchase Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Purchase Agreement or such other Transaction Document (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Purchase Agreement or any of the other Transaction Documents.

         10.15 Recourse to WPS Finco. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of WPS Finco under the Transaction Documents to which it is a party are solely the obligations of WPS Finco, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against WPS Finco that arises out of any Transaction Document to which WPS Finco is a party against any director, officer or employee of WPS Finco. The provisions of this Section 10.15 shall survive the termination of this Purchase Agreement.

         10.16    Confirmation and Ratification of Terms.

                  (a) Upon the effectiveness of this Purchase Agreement, each reference to the Existing Purchase Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Existing Purchase Agreement and any Transaction Document, shall mean and be a reference to this Purchase Agreement.

                  (b) The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Existing Purchase Agreement and any of the Transaction Documents shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Purchase Agreement, as the same may be amended, modified, supplemented or restated from time to time.

                  (c) The effect of this Purchase Agreement is to amend and restate the Existing Purchase Agreement, and to the extent that any rights, benefits or provisions in favor of any of the parties to the Existing Purchase Agreement existed in the Existing Purchase Agreement and continue to exist in this Purchase Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the Effective Date. This Purchase Agreement is not a novation.

                  (d) The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Existing Purchase Agreement, which are continuing and survive any termination of the Existing Purchase Agreement including, without limitation, any and all rights, remedies and payment provisions with respect to
(A) any representation and warranty made or deemed to be made pursuant to the Existing Purchase Agreement, or (B) any indemnification provision, shall continue and survive the execution and delivery of this Purchase Agreement.

                  (e) The parties hereto agree and acknowledge that any and all amounts owing as or for fees, expenses or otherwise under or pursuant to the Existing Purchase Agreement, immediately prior to the effectiveness of this Purchase Agreement shall be owing as or for fees, expenses or otherwise, respectively, under or pursuant to this Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     WESTPOINT STEVENS INC.



                                     By: s/s Nelson Griffith
                                        ----------------------------------------
                                     Name: J. Nelson Griffith
                                     Title: Senior Vice President and Controller
                                     Address: 507 West 10th Street
                                     Post Office Box 71
                                     West Point, Georgia 31833
                                     Attention: J. Nelson Griffith
                                     Telephone: (706) 645-4213
                                     Facsimile: (706) 645-4066


                                     WPS RECEIVABLES CORPORATION



                                     By: /s/ Nelson Griffith
                                        ----------------------------------------
                                     Name: J. Nelson Griffith
                                     Title: President
                                     Address: 507 West 10th Street
                                     Post Office Box 71
                                     West Point, Georgia 31833
                                     Attention: J. Nelson Griffith
                                     Telephone: (706) 645-4213
                                     Facsimile: (706) 645-4066